SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Co-Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Strategic Fund-C, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIVE ALUMNI OF H.J. HEINZ BOARD OF DIRECTORS SEND LETTER TO PROCTER & GAMBLE DIRECTORS

Describe How Nelson Peltz Won Them Over as a Heinz Director After a Hard-Fought Proxy Contest

Underscore Nelson Peltz’s Long-Term Focus and Contributions Made to Heinz Board

September 27, 2017—Five Alumni of the H.J. Heinz Company (“Heinz”) Board of Directors today sent a letter to Directors of The Procter & Gamble Company (NYSE: PG) (“P&G”), reflecting on their positive experience working with Nelson Peltz in the Heinz boardroom.

Following Heinz’s hard-fought 2006 proxy contest against Trian Fund Management, L.P. (“Trian”), the Alumni of the Heinz Board found Nelson Peltz to be a valuable, constructive and collegial director with a focus on delivering long-term value to Heinz shareholders. The five signatories of the letter are former Heinz directors Charles E. Bunch, Thomas J. Usher, Dennis Reilley, John G. Drosdick and Dean R. O’Hare – all of whom were members of the Heinz Board for the entirety of Nelson Peltz’s tenure on the Board from 2006 through 2013.

The complete text of the letter can be found below and at www.RevitalizePG.com.

Dear Procter & Gamble Directors,

In 2006, Nelson Peltz joined the Board of H.J. Heinz Company following a long and hard-fought proxy contest. Like you, many of us had feared that Nelson’s presence would disrupt the effectiveness of our Board process and derail the execution of our strategy. However, just the opposite proved true.

The following are some reflections on our experience with Nelson as a Heinz Director:

•	Nelson was a valued member of the Heinz board. We appreciate all that he did during his time as a Heinz director.

•	Nelson was consistently focused on delivering long-term shareholder value to Heinz shareholders. He was opposed to taking actions that would provide short-term benefit at the expense of long-term value.

•	Nelson respected the views of his fellow directors and proved to be a constructive force and an important cohesive and collegial voice in the boardroom. While discussions could get spirited, we viewed that as a good thing and all directors including Nelson were always open-minded to others’ perspectives.

•	Following the proxy contest, the board and management came together working toward a common goal with Heinz creating significant long-term shareholder value driven by consistent and profitable growth. All Heinz stakeholders benefitted.

Like P&G, Heinz was a proud company with a history that went back more than 100 years prior to Nelson’s arrival. We can say without a doubt that Nelson’s presence was additive to the Heinz Board.

We would be happy to discuss our experience in detail with you.

Sincerely,

Alumni of the Heinz Board of Directors*

Charles E. Bunch

Former Chairman and CEO, PPG Industries, Inc.; Director of ConocoPhillips, Mondelēz International, Inc., Marathon Petroleum and PNC Financial Services Group, Inc.; and former Director of H. J. Heinz Company

Thomas J. Usher

Former Chairman and CEO, United States Steel Corporation; non-executive Chairman of Marathon Petroleum Company; director of The PNC Financial Services Group, Inc. and PPG Industries; and former Director of H.J. Heinz Company

Dennis Reilley

Former Chairman and CEO, Praxair, Inc.; non-executive Chairman of Marathon Oil Corporation; Director of DowDuPont Inc. and CSX Corporation; former Advisory Partner, Trian Fund Management, L.P.; and former director of Covidien, Entergy and H.J. Heinz Company

John G. Drosdick

Former Chairman and CEO of Sunoco, Inc.; Chairman of PNC Funds, director of United States Steel Corporation and Triumph Group, Inc. and former director of H.J. Heinz Company

Dean R. O’Hare

Former Chairman and CEO, The Chubb Corporation; and former Director of AGL Resources, Fluor Corporation, DFA Capital Management and H.J. Heinz Company

*Affiliations listed for Identification Purposes Only

About Trian Fund Management, L.P.

Founded in 2005 by Nelson Peltz, Ed Garden and Peter May, Trian Fund Management, L.P. is a highly engaged shareowner that seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards of those companies to execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

The views expressed in this press release represent the opinions of Trian Fund Management, L.P. (“Trian”) and certain of the funds and investment vehicles it manages (collectively, Trian with such funds, “Trian Partners”), and are based on publicly available information with respect to The Procter & Gamble Company (the “Company”). Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners’ conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of such change. Trian Partners disclaims any obligation to update the information or opinions contained in this press release.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. Nothing in this press release is intended to be a prediction of the future trading price or market value of securities of the Company. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee that actual results or performance of the Company wil not differ, and such differences may be material. Trian Partners has not paid for any of the third party statements included in the letter contained in this press release.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This press release does not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own shares of the Company. These funds are in the business of trading – buying and selling– securities and intend to continue trading in the securities of the Company. You should assume such funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. However, neither Trian Partners nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries.

Additional Information

Trian Partners, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Fund Management, L.P. ("Trian"), and the other funds and investment vehicles Trian manages (Trian with such funds, "Trian Partners") that hold shares of The Procter & Gamble Company (the "Company"), and the other participants (collectively, the "Participants") identified in the definitive proxy statement on Schedule 14A (the "Proxy Statement") filed by Trian with the SEC on July 31, 2017, are participants in the solicitation of proxies in connection with the 2017 annual meeting of shareholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "2017 Annual Meeting"). Shareholders are advised to read the Proxy Statement, accompanying proxy card and any other documents related to the solicitation of shareholders of the Company in connection with the 2017 Annual Meeting because they contain important information, including additional information relating to the Participants as well as a description of their direct or indirect interests by security holdings. These materials and other materials filed by Trian Partners and the other Participants in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The Proxy Statement and other relevant documents filed by Trian Partners and the other Participants with the SEC are also available, without charge, by directing a request to Trian Partners’ proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (call toll-free:(877) 750-8338; call collect: (212) 750-5833; or email (Requests for materials only): material@innisfreema.com).

Media Contacts:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

George Sard / Margaret Popper / Kelsey Markovich

Sard Verbinnen & Co

(212) 687-8080

GSard@sardverb.com / MPopper@sardverb.com / KMarkovich@sardverb.com